Exhibit 10.32
AMENDMENT NO. 2 TO
ROCKWELL MEDICAL TECHNOLOGIES, INC.
2007 LONG TERM INCENTIVE PLAN
This Amendment No. 2 to the Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan (the “Plan”) is made this 1st day of April, 2009 pursuant to Section 10.6 of the Plan following approval by the Board of Directors and shareholders of Rockwell Medical Technologies, Inc.
1. Section 1.7(a) is amended and restated in its entirety to read as follows:
(a) The Corporation has reserved 2,500,000 shares of the Corporation’s Common Stock for issuance pursuant to stock-based Awards, including without limitation, Incentive Stock Options. All amounts in this Section 1.7 shall be adjusted, as applicable, in accordance with Article IX.
2. Section 8.2 is amended by amending and restating the last sentence thereof to read as follows:
The Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock or Restricted Stock Unit Award, but the Committee may provide in a Participant’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement or otherwise that upon the Employee’s termination of employment due to (a) death or (b) Disability prior to the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.
3. Section 8.3 is amended by amending and restating the last sentence thereof to read as follows:
Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, but the Committee may provide in a Participant’s Code Section 162(m) Performance Share Agreement or otherwise that upon the Participant’s termination of employment or services due to (a) death or (b) Disability prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.
IN WITNESS WHEREOF, Rockwell Medical Technologies, Inc. has caused this Amendment No. 2 to be executed as of the day and year first above written.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
/s/ Robert L. Chioini
President and Chief Executive Officer

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